                          RESTATED CONSULTING AGREEMENT

     THIS THIRD AMENDMENT made as of November 1, 1999, to the Agreement dated as of October 1, 1997 (the "AGREEMENT") and previously amended as of December 30, 1998 and June 8, 1999 between Broadland Capital Partners ("BROADLAND") having an office at 13000 Sawgrass Village Circle, Ponte Verda Beach, Florida 32004 and Troy Group, Inc. (the "COMPANY") having an office at 2331 South Pullman Street, Santa Ana, California 92705 as follows: The Agreement remains in full force and effect, effective as of October 1, 1997, subject to the limited changes to the preamble and Sections 1 through 3 as restated below:

     WHEREAS, Broadland and the Company have agreed to amend the Agreement to eliminate Broadland's monthly fee of $3,500 together with reimbursement of out-of-pocket expenses.

     WHEREAS, the Company has amended Broadland's Warrant to accelerate vesting in the event of a Change in Control (as defined in the Warrant).

     WHEREAS, in entering into this Agreement, the Company intends to enhance its ability greatly to achieve three important corporate goals (hereinafter referred to as the "GOAL") as follows:

     (a)  (this First Goal is deleted);

     (b)  (this Second Goal is deleted); and

     (c) from September 1998 and until November 30, 2001, to use its shares as consideration for the acquisition of entities having an aggregate annual revenue of Fifteen Million Dollars ($15,000,000) (the "THIRD GOAL").

     WHEREAS, Broadland, through its principal, Morgan Payne, has the capability and experience to significantly contribute to the achievement of the Company's
Goals:

     WHEREAS, in view of such capability and experience, the Company wishes to engage the services of Broadland, and, therefore, through Broadland its principal, Morgan Payne, upon the following terms and conditions:

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, Broadland and the Company agree as follows:

     1. Broadland, through its principal, Morgan Payne, will provide the following services (the "SERVICES") to the Company and its Chief Executive Officer.

          SERVICES

          - Assist the Chief Executive Officer with the completion of the Company's five-year Strategic (Equity) Plan. (Taking the Business Plan and developing an appropriate Equity Plan to maximize the value of the Company's Market Value.)

          - Identify and assist the Chief Executive Officer in the selection of appropriate investment banking firms.

          -    (This section is deleted.)

          - Introduce additional market makers and research analysts subsequent to the IPO.

          - Assist the Chief Executive Officer with selection of, the building of relationships, and the negotiations with potential acquisitions.

          -    Continue other services as requested by the Chief Executive
               Officer.

     2.   COMPENSATION TO BROADLAND FOR THE SERVICE:

     (a)  (This section is deleted.)

     (b)  WARRANTS

          (i) The text of section 2(b)(i) is hereby deleted and replaced with the following:

                A warrant, in the form of Exhibit A attached hereto (the "WARRANT") to purchase shares of the Company's common stock, $.01 par value per share (the "COMMON STOCK"), at $3.50 per share. Neither Broadland nor Morgan Payne shall have any interest as a stockholder of the Company with respect to such shares until the Warrant is exercised and such shares are purchased thereunder.

          (ii) NUMBER OF WARRANTS: The Warrant shall grant Broadland the right to purchase up to 100,000 shares of the Company's Common Stock at the Warrant Price.

          (iii) THE WARRANT SHALL VEST AS FOLLOWS: The Warrant to purchase 100,000 shares of the Company's Common Stock shall be vested and exercisable as follows:

                Warrants        Exercise Price     Vesting
                --------        --------------     -------
                50,000          $3.50/Share        At closing of major or strategic acquisition
                25,000          $3.50/Share        At closing of major or strategic acquisition
                10,000          $3.50/Share        At closing of minor acquisition
                15,000          $3.50/Share        Other acquisition projects as negotiated

          (iv) The Warrant must be exercised with respect to shares within five
               (5) years after the Warrant vests or, thereafter, the Warrant shall expire and become null and void.

          (v) At the time that a Change in Control (as defined in the Warrant) of the Company occurs, the Warrant will vest immediately with respect to any unvested portion at that time and will remain exercisable with respect to such portion until five (5) years after the effective date of any such Change in Control. In addition, if a Change in Control of the Company occurs, the Board of Directors, in its sole discretion and without the consent of Broadland, may determine that Broadland will receive, with respect to some or all of the unexercised Stock Units, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such Stock Units immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of the Warrant. Notwithstanding the foregoing, no such vesting will occur in the event of a Change of Control if such vesting would adversely impact the availability of "pooling of interests" accounting treatment.

3.   TERM:

     After the date that the Company first becomes a publicly owned entity, this Agreement shall terminate automatically upon the first to occur of the following:

     (a)  The date November 30, 2001;

     (b) if Broadland ceases to provide the Company with the services of Morgan Payne;

     (c)  the death of Morgan Payne; or

     (d)  the commencement of the permanent disability of Morgan Payne.

     For purposes of the foregoing, the term "permanent disability" shall mean the inability of Morgan Payne due to illness, accident or any other physical or mental impairment to perform his duties hereunder (which include limited and reasonable services requested by the Company) in a normal manner for a period of three (3) months, whether or not consecutive, in any twelve (12) month period during the term of this Agreement. The Warrant which shall have vested shall be exercisable by Morgan Payne or in the event of his death by the estate or heirs of Morgan Payne, despite the termination of this Agreement. Upon the termination of this Agreement, the Warrant remaining unvested shall expire and become null and void.

4.   INDEPENDENT CONTRACTOR:

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

     The Company and Broadland agree and acknowledge that in the performance of this Agreement, or any part thereof, Broadland and Morgan Payne shall together act as an independent contractor and not as the agent, servant, employee or representative of the Company. No other direction or control, except as specifically set forth herein, shall be exercised by the Company over the performance of the work of Broadland or Morgan Payne. Neither Broadland nor Morgan Payne shall have any right in, or claims to, any Company employee benefits and neither is a Company employee. Except as authorized in advance by the Chief Executive Officer of the Company, neither Broadland nor Morgan Payne shall have any authority to bind or obligate the Company in any manner, nor shall Broadland or Morgan Payne commence negotiations on behalf of the Company with any third party.

5.   NON ASSIGNMENT:

     Broadland may not assign its rights or delegate its duties under this Agreement without the prior written consent of the Chief Executive Officer of the Company and any assignment or delegation in contravention of this obligation shall be void.

6.   DISCLOSURES:

     Neither Broadland nor Morgan Payne shall disclose to any one outside of the Company nor use for any purpose other than the business of the Company, any confidential information, inventions, trade secrets, or materials, without first obtaining the written permission of the Chief Executive Officer of the Company during the term of this Agreement and at all times thereafter.

7.   MISCELLANEOUS:

     This Agreement contains the entire understanding of the parties, and there are no representations, warranties, promises, covenants or agreements except as specifically set forth herein.

8.   GOVERNING LAW:

     This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California without regard to its conflict of law rules. The parties hereby agree to submit themselves to the exclusive jurisdiction and venue of the Superior Court of Orange County with respect to any dispute or interpretation arising out of or in connection with this Agreement.

Broadland Capital Partners              Troy Group, Inc. (successor to Troy
                                         Systems, Inc.)

By:  /s/ Morgan Payne                   By:  /s/ Patrick J. Dirk
    ----------------------------             ------------------------------
      Morgan Payne, President                Patrick J. Dirk, Chairman and
                                             Chief Executive Officer

     /s/ Morgan Payne
     ---------------------------
      Morgan Payne, Individually

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